BioScrip Provides Update on Strategic Assessment to Improve Financial and Operational Performance

ELMSFORD, N.Y., Jan 31, 2011 (BUSINESS WIRE) -- BioScrip (NASDAQ: BIOS) today provided an update of its ongoing strategic assessment and the execution of its plan. The Company is in the process of implementing a two-phased initiative, to include reducing costs and streamlining operations, and to focus the strategic direction of BioScrip on its high-margin businesses.

The Company is taking steps towards improving its financial and operational performance. The Company has initially identified cost reduction programs that will generate approximately $15 million in annualized savings. Many of the cost savings programs will be implemented during the first half of 2011, with the balance to be completed by year-end and fully realized in 2012. Savings are expected to come from a number of areas, including corporate overhead, restructuring of the employee benefits program, and reduction of drug and non-drug spend.

"Our leadership team has been undertaking an in-depth review of our organization to improve margins and increase operating cash flow," said Richard M. Smith, President and Chief Executive Officer of BioScrip. "While we are in the midst of this process and the early stages of implementing our plan, we believe there are additional areas for operational improvement and cost savings. Consistent with our commitment to deliver enhanced value to BioScrip shareholders, we are focusing our efforts on increasing revenue in our high-margin Infusion and Home Health businesses, and believe they represent the greatest opportunity for future revenue and earnings growth."

As previously announced on November 2, 2010, BioScrip withdrew its revenue, gross profit, net income, Adjusted EBITDA and EPS financial guidance for the full-year 2010, as well as fourth quarter 2010 revenue guidance. As part of its strategic assessment, management is working to identify key metrics in order to provide analysts and investors with greater transparency into the business and reported segments, as well as its guidance model for 2011.

BioScrip will host a conference call today, January 31, 2011, at 5:00 PM Eastern Standard Time, to provide additional detail on the Company's ongoing strategic assessment. A live audio webcast of the event may be accessed at event.on24.com/r.htm?e=281225&s=1&k=F40F8B406EEC34EBA87AE83ACFB7E16C.

Interested parties may participate in the conference call by dialing (866) 464-2449 (US), or (973) 935-2840 (International), 5-10 minutes prior to the start of the call. Please reference conference call ID number: 39798876. A replay of the conference call will be available for 48 hours after the call's completion by dialing (800) 642-1687 and entering conference call ID number: 39798876. An audio webcast and archive will also be available for 90 days under the "Investor Relations" section of the BioScrip website at http://www.bioscrip.com.

About BioScrip

BioScrip, Inc. (http://www.bioscrip.com) (Nasdaq: BIOS) is a national provider of specialty pharmacy and home care products and services that partners with patients, physicians, hospitals, healthcare payors and pharmaceutical manufacturers to provide clinical management solutions and delivery of cost-effective access to prescription medications. Our services are designed to improve clinical outcomes for chronic and acute healthcare conditions while controlling overall healthcare costs.

Forward Looking Statements-Safe Harbor

Statements contained in this press release that express a belief, expectation, anticipation or intent are considered forward-looking statements and are protected under the Safe Harbor of Private Securities Litigation and Reform Act. These forward-looking statements are based on information available to the Company today, and the Company assumes no obligation to update statements as circumstances change. These forward-looking statements may involve a number of risks and uncertainties, which may cause the Company's results to differ materially from such statements.

Forward-looking statements are subject to inherent risks and uncertainties surrounding future expectations generally and may differ materially from actual future experience. Risks and uncertainties that could affect forward-looking statements include the failure to realize annualized cost savings associated with any restructuring or cost reduction efforts, our ability to leverage core competencies or maximize margins and operating cash flow generation, and the risks described from time to time in the Company's reports filed with the SEC, including the Company's annual report on Form 10-K for the year ended December 31, 2009 and the Company's quarterly reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010.

Joele Frank, Wilkinson Brimmer Katcher Dan Katcher / Bryan Darrow 212-355-4449